Exhibit 32.1

Certification Of

Principal Executive Officer

Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report on Form 10-Q of Checkmate Pharmaceuticals, Inc. (the “Company”) for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date: November 12, 2021	/s/ Alan Fuhrman
Alan Fuhrman
Interim President and Chief Executive Officer
(Principal Executive Officer)

/s/ Robert Dolski
Robert Dolski
Chief Financial Officer
(Principal Financial Officer)